Exhibit 99.1

Lantheus Reports Second Quarter 2023 Financial Results
•Worldwide revenue of $321.7 million for the second quarter 2023, representing an increase of 43.8% from the prior year period
•GAAP net income of $94.1 million for the second quarter 2023, compared to GAAP net income of $43.1 million in the prior year period
•GAAP fully diluted net income per share of $1.33 for the second quarter 2023, compared to GAAP fully diluted net income per share of $0.61 in the prior year period; adjusted fully diluted net income per share of $1.54 for the second quarter 2023, compared to adjusted fully diluted net income per share of $0.89 in the prior year period
•Net cash used in operating activities was $32.3 million for the second quarter 2023. Free cash flow was $(43.0) million in the second quarter 2023
•The Company provides third quarter 2023 revenue and adjusted diluted earnings per share guidance; increases full year guidance
BEDFORD, Mass., August 3, 2023 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (the Company) (NASDAQ: LNTH), a company committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease, today reported financial results for its second quarter ended June 30, 2023.
The Company’s worldwide revenue for the second quarter of 2023 totaled $321.7 million, compared with $223.7 million for the second quarter of 2022, representing an increase of 43.8% over the prior year period.
The Company’s second quarter 2023 GAAP net income was $94.1 million, or $1.33 per fully diluted share, as compared to GAAP net income of $43.1 million, or $0.61 per fully diluted share for the second quarter of 2022.
The Company’s second quarter 2023 adjusted fully diluted net income per share, or earnings per share (“EPS”), was $1.54, as compared to $0.89 for the second quarter of 2022, representing an increase of approximately $0.66 from the prior year period.
Lastly, net cash used in operating activities was $32.3 million for the second quarter 2023. Free Cash Flow was $(43.0) million in the second quarter of 2023, representing a decrease of approximately $111.2 million from the prior year period.
“We are excited to announce solid quarterly earnings driven by the continued uptake of PSMA PET with PYLARIFY® and sustained growth of DEFINITY®. Our commitment to innovation and excellence enabled us to impact the lives of over three million patients in the first half of this year,” said Mary Anne Heino, Chief Executive Officer of Lantheus. “We look forward to sustaining growth in the second half of the year, advancing our radiopharmaceutical pipeline, and continuing to Find, Fight and Follow disease to deliver better patient outcomes.”
The Company updates its guidance for full year 2023 and offers the following guidance for the third quarter:

	Guidance Issued August 3, 2023	Previous Guidance Issued May 4, 2023
Q3 FY 2023 Revenue	$310 million - $315 million	N/A
Q3 FY 2023 Adjusted Fully Diluted EPS	$1.30 - $1.35	N/A
	Guidance Updated August 3, 2023	FY Guidance Issued May 4, 2023
FY 2023 Revenue	$1.245 billion - $1.27 billion	$1.23 billion - $1.27 billion
FY 2023 Adjusted Fully Diluted EPS	$5.60 - $5.70	$5.45 - $5.70
On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.

Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Thursday, August 3, 2023, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.
A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
With more than 65 years of experience in delivering life-changing science, Lantheus is committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease. Lantheus is headquartered in Massachusetts and has offices in New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “introduce,” “may,” “momentum,” “plan,” “predict,” “progress,” “project,” “promising,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY and DEFINITY, in a competitive environment in which other imaging agents have been approved and are being commercialized, and our ability to clinically and commercially differentiate our products from other products; (ii) our ability to have third parties manufacture our products and our ability to manufacture DEFINITY in our in-house manufacturing facility; (iii) the global availability of Molybdenum-99 (“Mo-99”) and other raw material and key components; (iv) the efforts and timing for clinical development, regulatory approval and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake; (v) our strategies, future prospects, and our projected growth, including revenue related to our collaboration agreements with POINT Biopharma Global Inc.; (vi) our ability to successfully continue existing clinical development partnerships using MK-6240 as a research tool and to further develop and commercialize such research tool; (vii) our ability to identify and acquire or in-license additional diagnostic and therapeutic product opportunities in oncology and other strategic areas; and (viii) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$321,700	$223,723	$622,484	$432,603
Cost of goods sold	119,053	85,694	342,761	165,504
Gross profit	202,647	138,029	279,723	267,099
Operating expenses
Sales and marketing	36,456	27,492	69,073	47,846
General and administrative	26,151	32,598	49,422	70,186
Research and development	15,901	14,735	46,433	26,938
Total operating expenses	78,508	74,825	164,928	144,970
Operating income	124,139	63,204	114,795	122,129
Interest expense	4,933	1,469	9,924	2,978
Other income	(4,482)	(310)	(7,713)	(795)
Income before income taxes	123,688	62,045	112,584	119,946
Income tax expense	29,557	18,987	21,260	33,926
Net income	$94,131	$43,058	$91,324	$86,020
Net income per common share:
Basic	$1.38	$0.63	$1.34	$1.26
Diluted	$1.33	$0.61	$1.31	$1.22
Weighted-average common shares outstanding:
Basic	68,371	68,674	68,062	68,343
Diluted	71,014	70,796	69,957	70,412

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
PYLARIFY	$210,522	$130,232	61.7%	$405,992	$223,009	82.1%
Other radiopharmaceutical oncology	818	928	(11.9)%	1,535	2,255	(31.9)%
Total radiopharmaceutical oncology	211,340	131,160	61.1%	407,527	225,264	80.9%
DEFINITY	70,529	62,306	13.2%	139,353	120,634	15.5%
TechneLite	21,594	19,440	11.1%	42,580	42,045	1.3%
Other precision diagnostics	5,454	5,363	1.7%	11,261	10,628	6.0%
Total precision diagnostics	97,577	87,109	12.0%	193,194	173,307	11.5%
Strategic partnerships and other revenue	12,783	5,454	134.4%	21,763	34,032	(36.1)%
Total revenues	$321,700	$223,723	43.8%	$622,484	$432,603	43.9%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$94,131	$43,058	$91,324	$86,020
Stock and incentive plan compensation	12,692	7,412	22,359	13,035
Amortization of acquired intangible assets	12,374	8,306	23,473	16,612
Campus consolidation costs	1,681	—	3,140	—
Contingent consideration fair value adjustments	(7,575)	8,500	(8,975)	26,900
Non-recurring refinancing related fees	(48)	—	213	—
Non-recurring fees	—	348	(2,734)	(384)
Strategic collaboration and license costs	—	500	—	500
Acquisition-related costs	169	252	338	699
Impairment of long-lived assets	5,998	—	138,050	—
ARO Acceleration and other related costs	577	209	725	1,800
Other	59	(124)	684	5
Income tax effect of non-GAAP adjustments(a)	(10,461)	(5,578)	(56,837)	(14,474)
Adjusted net income	$109,597	$62,883	$211,760	$130,713
Adjusted net income, as a percentage of revenues	34.1%	28.1%	34.0%	30.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income per share - diluted	$1.33	$0.61	$1.31	$1.22
Stock and incentive plan compensation	0.18	0.10	0.32	0.19
Amortization of acquired intangible assets	0.17	0.12	0.34	0.24
Campus consolidation costs	0.02	—	0.04	—
Contingent consideration fair value adjustments	(0.11)	0.13	(0.13)	0.38
Non-recurring refinancing related fees	—	—	—	—
Non-recurring fees	—	—	(0.04)	(0.01)
Strategic collaboration and license costs	—	0.01	—	0.01
Acquisition-related costs	—	—	—	0.01
Impairment of long-lived assets	0.08	—	1.97	—
ARO Acceleration and other related costs	0.02	0.01	0.02	0.03
Other	—	—	0.01	—
Income tax effect of non-GAAP adjustments(a)	(0.15)	(0.09)	(0.81)	(0.21)
Adjusted net income per share - diluted	$1.54	$0.89	$3.03	$1.86
Weighted-average common shares outstanding - diluted	71,014	70,796	69,957	70,412
(a)The income tax effect of the adjustments between GAAP net loss and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash (used in) provided by operating activities	$(32,266)	$72,597	$76,234	$82,861
Capital expenditures	(10,697)	(4,343)	(19,865)	(7,533)
Free cash flow	$(42,963)	$68,254	$56,369	$75,328

Net cash used in investing activities	$(20,697)	$(4,343)	$(65,210)	$(5,733)
Net cash used in financing activities	$(4,051)	$(2,011)	$(12,720)	$(4,190)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$414,076	$415,652
Accounts receivable, net	256,277	213,397
Inventory	51,801	35,475
Other current assets	22,906	13,092
Assets held for sale	7,159	—
Total current assets	752,219	677,616
Property, plant and equipment, net	129,981	122,166
Intangibles, net	221,004	315,285
Goodwill	61,189	61,189
Deferred tax assets, net	134,201	110,647
Other long-term assets	39,126	34,355
Total assets	$1,337,720	$1,321,258
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$384	$354
Accounts payable	38,861	20,563
Short-term contingent liability	—	99,700
Accrued expenses and other liabilities	114,798	127,084
Total current liabilities	154,043	247,701
Asset retirement obligations	22,729	22,543
Long-term debt, net and other borrowings	559,235	557,712
Other long-term liabilities	49,068	46,155
Total liabilities	785,075	874,111
Total stockholders’ equity	552,645	447,147
Total liabilities and stockholders’ equity	$1,337,720	$1,321,258

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Contacts:
Mark Kinarney
Vice President, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Senior Director, Corporate Communications
646-975-2533
media@lantheus.com